Exhibit 99.3


NEWS

Contact:
-------
Media:
Todd Nissen
1.313.594.4410
tnissen@ford.com

Securities Analysts:
-------------------
Anne Bork
1.313.323.8221
abork@ford.com

Shareholder Inquiries:
---------------------
1.800.555.5259 or
1.313.845.8540
stockinf@ford.com


Media Information Center
1.800.665.1515 or
1.313.621.0504
media@ford.com


Go to http://media.ford.com
for news releases and
high-resolution photographs.



IMMEDIATE RELEASE
-----------------
FORD REPORTS THIRD QUARTER LOSS

  o European turnaround continues.
  o North American restructuring underway.
  o Balance sheet remains strong with $15.2 billion of cash.

DEARBORN, Mich., Oct. 17 - Ford Motor Company [NYSE: F] today reported a net loss of $692 million, or 38 cents per diluted share, in the third quarter of 2001. Excluding special items, Ford lost $502 million, or 28 cents per share. Ford earned $994 million, or 50 cents a share, before special items in the third quarter of 2000.

Ford's third quarter revenues were $36.55 billion, a 9 percent decline from last year's third quarter. Worldwide vehicle unit sales in the 2001 third quarter were 1,513,000, down 10 percent.

"This was a difficult quarter, as our results were affected by an uncertain and slowing U.S. economy, compounded by the tragic events of Sept. 11," said Jacques Nasser, president and CEO. "To address these challenging times we have taken several steps this year to strengthen our competitiveness. We expect to announce further actions in December. "

Despite the near-term challenges, Ford continues to benefit from the strongest lineup of brands and products in its history. This will be the 15th year in a row that Ford Division is the best-selling brand of cars and trucks in the U.S. These include the F-Series full-size pickup truck, Explorer and Escape SUVs, and Taurus, Focus and Mustang cars. Earlier this month, the Escape set a calendar-year sales record for small SUVs.

In the third quarter, Ford launched the Ford Thunderbird and Jaguar X-Type in the U.S., and introduced the Ford Fiesta in Europe. Other new products due in the U.S. this year include the Land Rover Freelander, Lincoln Blackwood,
Focus ZX5 and Th!nk Neighbor.

Third quarter 2001 operating results exclude a previously disclosed non-cash charge of $199 million, or 11 cents per share, for the write-down of certain investments in e-commerce and automotive-related ventures. They also exclude a non-cash credit of $9 million, or about 1 cent a share, for the accounting standard on hedging and derivatives. Third quarter 2000 operating earnings exclude a one-time charge of $106 million, or 5 cents per share, related to the Land Rover acquisition.

The following results exclude special items in both years:

AUTOMOTIVE OPERATIONS
Worldwide automotive operations lost $877 million in the third quarter, compared to a profit of $497 million year ago. Worldwide automotive revenues were $28.55 billion, compared with $32.58 billion a year ago.

Automotive gross cash at Sept. 30 totaled $15.2 billion, including $2.2 billion of pre-funding employee benefit expenses through a Voluntary Employee Beneficiary Association (VEBA) trust.

North America: The third quarter loss in North America was $849 million. Earnings in the 2000 third quarter were $782 million. The decline was primarily a result of lower unit sales volume, down 171,000 units or 15 percent, from last year, and significantly higher marketing costs.

Europe: Ford lost $24 million in the third quarter in Europe, compared to a loss of $221 million a year ago. Several new Ford brand vehicles, including the Mondeo, Transit and Maverick, contributed to the improved results.

South America: Ford operations in South America lost $56 million, compared to a loss of $64 million a year ago. Results from the region continue to be affected by weak economic conditions in Brazil and Argentina.

Rest-of-world: Operations from the rest of the world earned a profit of $52 million, compared to break-even results in the 2000 third quarter.

FORD CREDIT
Ford Credit earned $389 million in the third quarter, up from $386 million a year ago.

HERTZ
Hertz reported a third quarter profit of $26 million. Hertz earned $143 million in the third quarter a year ago. The decline is attributable to lower volume after the events of Sept. 11, as well as slowing economic conditions and a reduction in related business and personal travel.

OUTLOOK
"The U.S. economy continues to be marked by uncertainty, making it difficult to predict future vehicle sales demand. However, we believe total U.S. sales for 2001 will be in the range of 16.5-17 million units," Nasser said.

"Our strong brands and great products, as well as considerable financial strength and flexibility, will help us in these difficult times. We are focused on managing through the present volatile environment and positioning ourselves for a higher level of performance in the future," Nasser said.

Investors can hear a review of third quarter results by Martin Inglis, chief financial officer, on the Internet at www.streetevents.com or www.streetfusion.com. The presentation will start at 9 a.m. EDT, Oct. 17.

Ford Motor Company is the world's second largest automaker, selling vehicles in 200 markets and with approximately 345,000 employees on six continents. Its automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Credit, Hertz and Quality Care.

                                       ###
Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors; a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth; lower-than-anticipated market acceptance of new or existing products; currency or commodity price fluctuations; economic difficulties in South America or Asia; higher fuel prices; a market shift from truck sales in the U.S.; lower-than-anticipated residual values for leased vehicles; a credit rating downgrade; labor or other constraints on our ability to restructure our business; increased safety or emissions regulation resulting in higher costs and/or sales restrictions; work stoppages at key Ford or supplier facilities; and the discovery of defects in vehicles resulting in recall campaigns, increased warranty costs or litigation.


                       Ford Motor Company and Subsidiaries
                        CONSOLIDATED STATEMENT OF INCOME
                        --------------------------------
                For the Periods Ended September 30, 2001 and 2000
                                  (in millions)

                                                                             Third Quarter                      Nine Months
                                                                       ---------------------------      ----------------------------
                                                                          2001            2000             2001            2000
                                                                       -----------     -----------      -----------     ------------
                                                                              (unaudited)                       (unaudited)
AUTOMOTIVE
Sales                                                                  $28,554         $32,582          $97,756         $106,123

Costs and expenses (Note 2)
Cost of sales (Note 3)                                                  27,296          29,670           91,759           94,753
Selling, administrative and other expenses                               2,342           2,338            7,184            7,061
                                                                       -------         -------          -------         --------
  Total costs and expenses                                              29,638          32,008           98,943          101,814

Operating income (loss)                                                 (1,084)            574           (1,187)           4,309

Interest income                                                            144             382              617            1,139
Interest expense                                                           308             367            1,005            1,012
                                                                       -------         -------          -------         --------
  Net interest income (expense)                                           (164)             15             (388)             127
Equity in net loss of affiliated companies                                (346)            (61)            (686)             (64)
                                                                       -------         -------          -------         --------

Income (loss) before income taxes - Automotive                          (1,594)            528           (2,261)           4,372

FINANCIAL SERVICES
Revenues                                                                 7,998           7,473           23,556           21,335

Costs and expenses
Interest expense                                                         2,287           2,451            7,331            6,975
Depreciation                                                             2,680           2,427            7,873            7,033
Operating and other expenses (Note 3)                                    1,476           1,257            4,255            3,717
Provision for credit and insurance losses                                  929             482            2,187            1,347
                                                                       -------         -------          -------         --------
  Total costs and expenses                                               7,372           6,617           21,646           19,072
                                                                       -------         -------          -------         --------

Income before income taxes - Financial Services                            626             856            1,910            2,263
                                                                       -------         -------          -------         --------

TOTAL COMPANY
Income (loss) before income taxes                                         (968)          1,384             (351)           6,635
Provision for income taxes                                                (285)            449                2            2,199
                                                                       -------         -------          -------         --------
Income (loss) before minority interests                                   (683)            935             (353)           4,436
Minority interests in net income of subsidiaries                             9              47               32              103
                                                                       -------         -------          -------         --------
Income (loss) from continuing operations                                  (692)            888             (385)           4,333
Income from discontinued operation (Note 4)                                  -               -                -              309
Loss on spin-off of discontinued operation (Note 4)                          -               -                -           (2,252)
                                                                       -------         -------          -------         --------
Net income (loss)                                                      $  (692)        $   888          $  (385)        $  2,390
                                                                       =======         =======          =======         ========

Income (loss) attributable to Common and Class B
  Stock after preferred stock dividends                                $  (696)        $   884          $  (396)        $  2,379

Average number of shares of Common and Class B
 Stock outstanding                                                       1,812           1,649            1,823            1,354

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK (Notes 5 and 6)
Basic Income
    Income (loss) from continuing operations                           $ (0.39)        $  0.54          $ (0.22)        $   3.21
    Income from discontinued operation                                       -               -                -             0.23
    Loss on spin-off of discontinued operation                               -               -                -            (1.67)
                                                                       -------         -------          -------         --------
    Net income (loss)                                                  $ (0.39)        $  0.54          $ (0.22)        $   1.77
Diluted Income
    Income (loss) from continuing operations                           $ (0.38)        $  0.53          $ (0.21)        $   3.14
    Income from discontinued operation                                       -               -                -             0.23
    Loss on spin-off of discontinued operation                               -               -                -            (1.64)
                                                                       -------         -------          -------         --------
    Net income (loss)                                                  $ (0.38)        $  0.53          $ (0.21)        $   1.73

Cash dividends                                                         $  0.30         $  0.50          $  0.90         $   1.50


The accompanying notes are part of the financial statements.


                       Ford Motor Company and Subsidiaries

                           CONSOLIDATED BALANCE SHEET
                           --------------------------
                                  (in millions)
                                                                                              September 30,      December 31,
                                                                                                   2001              2000
                                                                                             ----------------- -----------------
                                                                                               (unaudited)
 ASSETS
Automotive
Cash and cash equivalents                                                                      $  6,127          $  3,374
Marketable securities                                                                             6,875            13,116
                                                                                               --------          --------
   Total cash and marketable securities                                                          13,002            16,490

Receivables                                                                                       2,747             4,685
Inventories (Note 7)                                                                              7,110             7,514
Deferred income taxes                                                                             2,692             2,239
Other current assets                                                                              5,427             5,318
Current receivable from Financial Services                                                        1,815             1,587
                                                                                               --------          --------
   Total current assets                                                                          32,793            37,833

Equity in net assets of affiliated companies                                                      2,662             2,949
Net property                                                                                     35,825            37,508
Deferred income taxes                                                                             3,503             3,342
Other assets                                                                                     12,847            12,680
                                                                                               --------          --------
   Total Automotive assets                                                                       87,630            94,312

Financial Services
Cash and cash equivalents                                                                         4,511             1,477
Investments in securities                                                                           416               817
Finance receivables, net                                                                        112,728           125,164
Net investment in operating leases                                                               49,112            46,593
Other assets                                                                                     20,937            12,390
Receivable from Automotive                                                                        2,193             2,637
                                                                                               --------          --------
   Total Financial Services assets                                                              189,897           189,078
                                                                                               --------          --------

   Total assets                                                                                $277,527          $283,390
                                                                                               ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive
Trade payables                                                                                 $ 15,258          $ 15,075
Other payables                                                                                    3,802             4,011
Accrued liabilities                                                                              22,591            23,369
Income taxes payable                                                                                 26               449
Debt payable within one year                                                                        283               277
                                                                                               --------          --------
   Total current liabilities                                                                     41,960            43,181

Long-term debt                                                                                   11,804            11,769
Other liabilities                                                                                31,032            29,610
Deferred income taxes                                                                               296               353
Payable to Financial Services                                                                     2,193             2,637
                                                                                               --------          --------
   Total Automotive liabilities                                                                  87,285            87,550

Financial Services
Payables                                                                                          4,706             5,297
Debt                                                                                            154,285           153,510
Deferred income taxes                                                                             8,448             8,677
Other liabilities and deferred income                                                             6,951             7,486
Payable to Automotive                                                                             1,815             1,587
                                                                                               --------          --------
   Total Financial Services liabilities                                                         176,205           176,557

Company-obligated mandatorily redeemable preferred securities of a subsidiary
tTrust holding solely junior subordinated debentures of the Company (Note 8)                        672               673

Stockholders' equity
Capital stock
 Preferred Stock, par value $1.00 per share (aggregate liquidation preference
   of $177 million)                                                                                   *                 *
 Common Stock (par value $0.01 per share (1,837 million shares issued)                               18                18
 Class B Stock, par value $0.01 per share (71 million shares issued)                                  1                 1
Capital in excess of par value of stock                                                           5,970             6,174
Accumulated other comprehensive income (Notes 3 and 9)                                           (5,575)           (3,432)
ESOP loan and treasury stock                                                                     (2,894)           (2,035)
Earnings retained for use in business                                                            15,845            17,884
                                                                                               --------          --------
   Total stockholders' equity                                                                    13,365            18,610
                                                                                               --------          --------
   Total liabilities and stockholders' equity                                                  $277,527          $283,390
                                                                                               ========          ========

- - - - -
*Less than $1 million

The accompanying notes are part of the financial statements.



                       Ford Motor Company and Subsidiaries

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                 ----------------------------------------------

                For the Periods Ended September 30, 2001 and 2000
                                  (in millions)


                                                                              Nine Months 2001                Nine Months 2000
                                                                         ----------------------------   ----------------------------
                                                                                          Financial                      Financial
                                                                          Automotive      Services       Automotive      Services
                                                                         -------------   ------------   -------------  -------------
                                                                                      (unaudited)                    (unaudited)

Cash and cash equivalents at January 1                                    $ 3,374        $  1,477        $ 2,793       $  1,588

Cash flows from operating activities before securities trading              5,059          11,123         10,891         13,089
Net sales of trading securities                                             6,443             109          4,041            151
                                                                          -------        --------        -------       --------
   Net cash flows from operating activities                                11,502          11,232         14,932         13,240

Cash flows from investing activities
 Capital expenditures                                                      (3,994)           (428)        (4,884)          (565)
 Acquisitions of receivables and lease investments                              -         (68,498)             -        (69,257)
 Collections of receivables and lease investments                               -          36,053              -         39,834
 Net acquisitions of daily rental vehicles                                      -          (1,864)             -         (2,482)
 Purchases of securities                                                  (11,228)           (566)          (374)          (415)
 Sales and maturities of securities                                        11,026             615             29            412
 Proceeds from sales of receivables and lease investments                       -          29,515              -         12,502
 Net investing activity with Financial Services                               116               -             92              -
 Cash paid for acquisitions (Note 10)                                      (1,935)           (743)        (2,487)           (87)
 Other                                                                        375            (111)             0            226
                                                                          -------        --------        -------       --------
   Net cash used in investing activities                                   (5,640)         (6,027)        (7,624)       (19,832)

Cash flows from financing activities
 Cash dividends                                                            (1,654)              -         (2,185)             -
 Value Enhancement Plan payments                                                -               -         (5,440)             -
 Net purchases of Common Stock                                             (1,347)              -           (185)             -
 Changes in short-term debt                                                    (2)        (12,506)          (841)        (8,140)
 Proceeds from issuance of other debt                                         189          31,123          1,917         31,397
 Principal payments on other debt                                            (146)        (20,675)          (823)       (14,896)
 Net debt repayments from discontinued operations                               -               -            650              -
 Net cash distribution to discontinued operations                               -               -            (85)             -
 Net financing activity with Automotive                                         -            (116)             -            (92)
 Other                                                                        174            (212)            14           (409)
                                                                          -------        ---------       -------       --------
   Net cash (used in)/provided by financing activities                     (2,786)         (2,386)        (6,978)         7,860

Effect of exchange rate changes on cash                                       (95)            (13)           (23)          (294)
Net transactions with Automotive/Financial Services                          (228)            228            252           (252)
                                                                          -------        --------        -------       --------

   Net increase in cash and cash equivalents                                2,754           3,034            559            722
                                                                          --------       --------        --------      --------

Cash and cash equivalents at September 30                                 $ 6,127        $  4,511        $ 3,352       $  2,310
                                                                          =======        ========        =======       ========

The accompanying notes are part of the financial statements.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (unaudited)

1. Financial Statements - The financial data presented herein are unaudited, but in the opinion of management reflect those adjustments necessary for a fair statement of such information. Results for interim periods should not be considered indicative of results for a full year. Reference should be made to the financial statements contained in the registrant's Annual Report on Form 10-K for the year ended December 31, 2000. For purposes of Notes to Financial Statements, "Ford" or the "Company" means Ford Motor Company and its majority owned subsidiaries unless the context requires otherwise. Certain amounts for prior periods were reclassified to conform with present period presentation.

2.   Selected Automotive costs and expenses are summarized as follows
     (in millions):

                                                               Third Quarter               Nine Months
                                                          -------------------------    -----------------------
                                                            2001           2000          2001          2000
                                                          ----------     ----------    ----------    ---------
      Depreciation                                         $632           $734         $1,989        $2,146
      Amortization                                          482            574          1,832         1,776
      Pension expense (benefit)                            (108)            74           (269)           87


3. SFAS 133 ("Accounting for Derivative Instruments and Hedges") - Ford adopted SFAS 133 on January 1, 2001. For further discussion on SFAS 133 refer to Note 3 in Form 10-Q for the quarterly period ended March 31, 2001. Non-cash adjustments to income and to stockholders' equity for the third quarter and nine months of 2001 were (in millions):

                                                  Automotive          Financial Services          Total Company
                                             ---------------------  ----------------------   ------------------------
                                              Third       Nine        Third       Nine          Third        Nine
                                             Quarter     Months      Quarter     Months        Quarter      Months
                                             ---------  ----------  ----------  ----------   ------------ -----------
       Income before income taxes a/            $ 33      $(134)      $(20)        (91)       $   13      $  (225)
       Net income                                 22        (92)       (13)        (58)            9         (150)
       Stockholders' equity b/                                                                   201       (1,127)

       a/ Automotive recorded in cost of sales; Financial Services recorded in operating and other expenses
       b/ Recorded in accumulated other comprehensive income

4. Discontinued Operation - On June 28, 2000, Ford distributed 130 million shares of Visteon Corporation ("Visteon"), which represented its 100% ownership interest, by means of a tax-free spin-off in the form of a dividend on Ford Common and Class B Stock. Ford's financial statements reflect Visteon as a "discontinued operation".

5. Value Enhancement Plan - On August 7, 2000, the Company announced the final results of its recapitalization, known as the Value Enhancement Plan ("VEP"). Under the VEP, Ford shareholders exchanged each of their old Ford Common or Class B shares for one new Ford Common or Class B share, as the case may be, plus, at their election, either $20 in cash, 0.748 additional new Ford Common shares, or a combination of $5.17 in cash and 0.555 additional new Ford Common shares. As a result of the elections made by shareholders under the VEP, the total cash elected was $5.7 billion and the total number of new Ford Common and Class B shares that became issued and outstanding was 1.893 billion. As a result of the VEP, approximately $1.2 billion was transferred from capital stock to capital in excess of par value of stock.

     In accordance with generally accepted accounting principles, prior period shares and earnings per share amounts were not adjusted.


6. Income Per Share of Common and Class B Stock - The calculation of diluted income per share of Common and Class B Stock takes into account the effect of obligations, such as stock options, considered to be potentially dilutive. Basic and diluted income per share were calculated using the following (in millions):

                                                               Third Quarter               Nine Months
                                                          -------------------------    -----------------------
                                                            2001           2000          2001          2000
                                                          ----------     ----------    ----------    ---------
     Average shares outstanding                            1,812          1,649         1,823         1,354
     Issuable and uncommitted ESOP shares                     (5)            (6)           (8)           (7)
                                                           -----          -----         -----         -----
       Basic shares                                        1,807          1,643         1,815         1,347
     Net dilutive effect of options                           26             35            34            28
                                                           -----          -----         -----         -----
       Diluted shares                                      1,833          1,678         1,849         1,375
                                                           =====          =====         =====         =====

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (unaudited)

7.   Automotive Inventories are summarized as follows (in millions):

                                                                    September 30,       December 31,
                                                                        2001                2000
                                                                    -------------       ------------
     Raw materials, work in process and supplies                        $2,626              $2,798
     Finished products                                                   4,484               4,716
                                                                        ------              ------
       Total inventories                                                $7,110              $7,514
                                                                        ======              ======

8. Company-Obligated Mandatorily Redeemable Preferred Securities of a Subsidiary Trust - The sole asset of Ford Motor Company Capital Trust I (the "Trust"), which is the obligor on the Preferred Securities of such Trust, is $632 million principal amount of 9% Junior Subordinated Debentures due 2025 of Ford Motor Company.

9. Comprehensive Income - Other comprehensive income primarily reflects foreign currency translation adjustments and adjustments related to SFAS 133 (Note 3). Total comprehensive income is summarized as follows (in millions):

                                                             Third Quarter                  Nine Months
                                                          --------------------------   ------------------------
                                                             2001           2000          2001          2000
                                                          -----------    -----------   -----------   ----------
      Net income (loss)                                   $  (692)        $  888       $  (385)      $ 2,390
      Other comprehensive income (loss)                       775           (979)       (2,143)       (2,057)
                                                          -------         ------       -------       -------
        Total comprehensive income (loss)                 $    83         $  (91)      $(2,528)      $   333
                                                          =======         ======       =======       =======

10.  Acquisitions and Restructurings

      Hertz Purchase - In March 2001, through a tender offer and a merger transaction, Ford acquired (for a total price of $735 million) the common stock of Hertz that it did not own, which represented about 18% of the economic interest in Hertz.

      Purchase of Land Rover Business - On June 30, 2000, Ford purchased the Land Rover business from the BMW Group for approximately three billion euros. Approximately two-thirds of the purchase price (equivalent of $1.9 billion at June 30, 2000) was paid at time of closing; the remainder will be paid in 2005. The acquisition involves the entire Land Rover line of products and related assembly and engineering facilities. It does not include Rover's passenger car business or financial services business.

      European Charges - Following an extensive business review of the Ford Brand operations in Europe, the Company recorded a pre-tax charge in Automotive cost of sales of $1,568 million in the second quarter of 2000. This charge included $1.1 billion for asset impairments and $468 million for restructuring costs. The effect on after-tax earnings was $1,019 million.

                       Ford Motor Company and Subsidiaries

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (unaudited)


11.   Segment Information - Ford's business is divided into two business sectors
      - Automotive and Financial Services (including Ford Credit and Hertz); detail is summarized as follows (in millions):

                                                              Financial Services Sector
                                                          ----------------------------------
                                               Auto          Ford                  Other        Elims/
                                              Sector        Credit      Hertz     Fin Svcs      Other         Total
       Third Quarter                        ------------  ----------- --------- ------------  -----------  ------------
       ------------
       2001
       ----
       Revenues
         External customer                  $ 28,554      $  6,384     $ 1,364    $  245      $     5      $ 36,552
         Intersegment                            388            94           7        32         (521)            -
                                            --------      --------     -------    ------      -------      --------
           Total Revenues                   $ 28,942      $  6,478     $ 1,371    $  277      $  (516)     $ 36,552
                                            ========      ========     =======    ======      =======      ========
       Net income (loss)                    $ (1,054)     $    376     $    26    $  (44)     $     4      $   (692)

       2000
       ----
       Revenues
         External customer                  $ 32,582      $  5,948     $ 1,424    $   94      $     7      $ 40,055
         Intersegment                            760            43           8        11         (822)            -
                                            --------      --------     -------    ------      -------      --------
           Total Revenues                   $ 33,342      $  5,991     $ 1,432    $  105      $  (815)     $ 40,055
                                            ========      ========     =======    ======      =======      ========
       Net income (loss)                    $    391      $    386     $   143    $  (29)     $    (3)     $    888


                                                             Financial Services Sector
                                                         -----------------------------------
                                                Auto        Ford                    Other      Elims/
                                               Sector      Credit       Hertz     Fin Svcs      Other        Total
       Nine Months                           ----------- ------------ ----------- ----------  ----------  ------------
       ------------
       2001
       ----
       Revenues
         External customer                   $ 97,756    $ 18,988      $ 3,821     $  728     $    19     $121,312
         Intersegment                           2,932         334           21        104      (3,391)           -
                                             --------    --------      -------     ------     -------     --------
           Total Revenues                    $100,688    $ 19,322      $ 3,842     $  832     $(3,372)    $121,312
                                             ========    ========      =======     ======     =======     ========
       Income (loss) from continuing
         operations                          $ (1,559)   $  1,136      $    81     $  (45)    $     2     $   (385)

       Total assets at September 30          $ 87,630    $174,318      $11,811     $3,768     $     -     $277,527

       2000
       ----
       Revenues
         External customer                   $106,123    $ 17,217      $ 3,826     $  285     $    26     $127,477
         Intersegment                           3,256         123           23        115      (3,517)           -
                                             --------    --------      -------     ------     -------     --------
           Total Revenues                    $109,379    $ 17,340      $ 3,849     $  400     $(3,491)    $127,477
                                             ========    ========      =======     ======     =======     ========
       Income (loss) from continuing
         operations                          $  2,995    $  1,126      $   303     $  (26)    $   (65)    $  4,333

       Total assets at September 30          $ 96,210    $169,894      $11,191     $4,990     $     -     $282,285

          - - - - -
          "Other Financial Services" data is an aggregation of miscellaneous smaller Financial Services Sector business components, including Ford Motor Land Development Corporation, Ford Leasing Development Company, Ford Leasing Corporation and Granite Management Corporation.

          "Elims/Other" data includes intersegment eliminations and minority interests. Interest income for the operating segments in the Financial Services Sector is reported as "Revenues".


                                                Ford Motor Company
                                            SELECTED CONSOLIDATED DETAIL
                                            ----------------------------
                                               2001 Compared with 2000

                                                                Third Quarter                          Nine Months
                                                           -------------------------------       -----------------------------
                                                              2001              2000               2001             2000
                                                           --------------    -------------       ------------    -------------
Worldwide vehicle unit sales of
 cars and trucks (in thousands)
- North America                                                  933             1,104               3,178           3,724
- Outside North America                                          580               572               2,005           1,861
                                                              ------            ------              ------          ------
    Total                                                      1,513             1,676               5,183           5,585
                                                              ======            ======              ======          ======

Sales and revenues (Mils.)
- Automotive                                               $  28,554         $  32,582           $  97,756       $ 106,123
- Financial Services                                           7,998             7,473              23,556          21,335
                                                           ---------         ---------           ---------       ---------
    Total                                                  $  36,552         $  40,055           $ 121,312       $ 127,458
                                                           =========         =========           =========       =========

Net income (Mils.)
- Automotive                                               $  (1,054)        $     391           $  (1,559)      $   2,995
- Financial Services                                             362               497               1,174           1,338
                                                           ---------         ---------           ---------       ---------
   Income from continuing operations                            (692)              888                (385)          4,333
- Discontinued operation (Visteon)                                 -                 -                   -             309
- Loss on spin-off of Visteon                                      -                 -                   -          (2,252)
                                                           ---------         ---------           ---------       ---------
    Total net income                                       $    (692)        $     888           $    (385)      $   2,390
                                                           =========         =========           =========       =========

Adjusted net income from
 continuing operations (Mils.) a/                          $    (502)        $     994           $      78       $   5,458

Unusual items (Mils.)
- SFAS 133                                                 $       9         $       -           $    (150)      $       -
- E-commerce and Automotive-related ventures                    (199)                -                (199)              -
- Mazda restructuring actions                                      -                 -                (114)              -
- Land Rover inventory profit reduction                            -              (106)                  -            (106)
- European charges                                                 -                 -                   -          (1,019)
                                                           ---------         ---------           ---------       ---------
    Total unusual items                                    $    (190)        $    (106)          $    (463)      $  (1,125)
                                                           =========         =========           =========       =========

Capital expenditures (Mils.)
- Automotive                                               $   1,408         $   1,932           $   3,994       $   4,884
- Financial Services                                             199               102                 428             565
                                                           ---------         ---------           ---------       ---------
    Total                                                  $   1,607         $   2,034           $   4,422       $   5,449
                                                           =========         =========           =========       =========

Automotive capital expenditures as a
 percentage of sales                                             4.9%              5.9%                4.1%            4.6%

Automotive net cash at September 30 (Mils.)
- Cash and marketable securities                           $  13,002         $  18,599           $  13,002       $  18,599
- VEBA                                                         2,213             2,879               2,213           2,879
                                                           ---------         ---------           ---------       ---------
   Gross cash including VEBA                                  15,215            21,478              15,215          21,478
- Debt                                                        12,087            11,987              12,087          11,987
                                                           ---------         ---------           ---------       ---------
   Automotive net cash including VEBA                      $   3,128         $   9,491           $   3,128       $   9,491
                                                           =========         =========           =========       =========

After-tax return on sales
- North American Automotive                                    (5.2)%              3.3%              (2.2)%            5.5%
- Total Automotive                                             (3.7)%              1.2%              (1.6)%            2.9%

AMOUNTS PER SHARE OF COMMON AND CLASS B
STOCK AFTER PREFERRED STOCK DIVIDENDS
Income assuming dilution
- Automotive                                               $   (0.58)        $    0.23           $   (0.85)      $    2.17
- Financial Services                                            0.20              0.30                0.64            0.97
                                                           ----------        ---------           ---------       ---------
   Subtotal                                                    (0.38)             0.53               (0.21)           3.14
- Discontinued operation (Visteon)                                 -                 -                   -            0.23
- Loss on spin-off of Visteon                                      -                 -                   -           (1.64)
                                                           ---------         ---------           ---------       ---------
    Total                                                  $   (0.38)        $    0.53           $   (0.21)      $    1.73
                                                           =========         =========           =========       =========

Adjusted net income from
 continuing operations a/                                  $   (0.28)        $    0.50     b/    $    0.04       $    2.61     b/

Unusual items
- SFAS 133                                                 $    0.01         $       -           $   (0.08)      $       -
- E-commerce and Automotive-related ventures                   (0.11)                                (0.11)
- Mazda restructuring actions                                      -                 -               (0.06)              -
- Land Rover inventory profit reduction                            -             (0.05)    b/            -           (0.05)    b/
- European charges                                                 -                 -                   -           (0.49)    b/
                                                           ---------         ---------           ---------       ---------
    Total unusual items                                    $   (0.10)        $   (0.05)    b/    $   (0.25)      $   (0.54)    b/
                                                           =========         =========           =========       =========
Cash dividends                                             $    0.30         $    0.50           $    0.90       $    1.50


a/   Excludes unusual items disclosed by the Company.
b/ In addition to excluding unusual items affecting income, also treats the Value Enhancement Plan like a stock split and share repurchase.

Prior periods have been restated.


                                         Ford Motor Company and Subsidiaries

                                              VEHICLE UNIT SALES DETAIL
                                              -------------------------

                                               2001 Compared with 2000




                                                            Third Quarter                             Nine Months
                                                         -------------------------              ------------------------
                                                          2001             2000                  2001            2000
                                                         --------         --------              --------        --------
                                                           (in thousands)                          (in thousands)
     North America
     United States
      Cars                                                 286              412                 1,046           1,342
      Trucks                                               561              602                 1,853           2,068
                                                         -----            -----                 -----           -----
       Total United States                                 847            1,014                 2,899           3,410

     Canada                                                 46               59                   166             218
     Mexico                                                 40               31                   113              96
                                                         -----            -----                 -----           -----

       Total North America                                 933            1,104                 3,178           3,724

     Europe
     Britain                                               140              114                   492             368
     Germany                                                72               66                   289             241
     Italy                                                  47               50                   174             157
     Spain                                                  43               36                   136             130
     France                                                 36               36                   118             119
     Other countries                                       113              112                   399             384
                                                         -----            -----                 -----           -----

       Total Europe                                        451              414                 1,608           1,399

     Other international
     Brazil                                                 24               33                    99              96
     Australia                                              29               34                    85              95
     Taiwan                                                 14               13                    43              54
     Argentina                                               8               12                    23              39
     Japan                                                   4                5                    14              21
     Other countries                                        50               61                   133             157
                                                         -----            -----                 -----           -----

       Total other international                           129              158                   397             462
                                                         -----            -----                 -----           -----

     Total worldwide vehicle unit sales                  1,513            1,676                 5,183           5,585
                                                         =====            =====                 =====           =====

Vehicle unit sales generally are reported worldwide on a "where sold" basis and include sales of all Ford-badged units, as well as units manufactured by Ford and sold to other manufacturers.

Prior periods were restated to correct unit sales.


                               Ford Motor Company

                          THIRD QUARTER 2001 DATA SHEET
                          -----------------------------

                             2001 Compared with 2000



                                                                                                                 2000
                                                                       2nd Qtr           3rd Qtr       ---------------------------
                                                                        2001              2001            3rd Qtr      Full Year
                                                                    ------------                       ------------  -------------
Market Share Data (%)
   U.S.
   ---
      Car                                                             18.4%             17.1%            18.0%         19.1%
      Truck                                                           28.1%             27.1%            27.8%         28.2%
         Total                                                        23.2%             22.2%            22.8%         23.7%

   Europe
   ------
      Car                                                             10.9%             11.3%            11.0%         10.3%
      Truck                                                            8.5%              9.1%             8.8%          7.8%
        Total                                                         10.6%             11.0%            10.7%          9.9%

U.S. Total Marketing Costs (Ford/LM)
 -- Variable and Fixed
 (% of Gross Revenue)                                                 14.1%             16.0%            11.1%         11.1%

U.S. Sales Mix (Ford/LM)
   Fleet Sales (% of Total)                                           30%               18%              21%           26%
   Red Carpet Lease (% of Total)                                      17%               18%              21%           18%
   Red Carpet Lease (% of Retail)                                     24%               22%              26%           25%

U.S. Inventory (Days' Supply)
   Car                                                                53                53               54            81
   Truck                                                              66                66               64            92
     Average                                                          61                61               61            88

Avg. Portfolio Borrowing Rate
   Ford Credit (%)                                                     6.2%              5.9%             6.5%           6.4%

Worldwide Taxes
   Effective Tax Rate                                                 32.5%             32.5%            31.1%         32.5%

Common and Class B
 Shares Outstanding (Mils.)
   Average - actual                                                   1,819             1,812            1,649         1,483
   Average - assuming full dilution                                   1,848             1,833            1,678a/       1,504a/
   Period ended - actual                                              1,812             1,811            1,896         1,854

Common Stock price (per share)
(adjusted to reflect Visteon spin-off)
   High                                                              $30.71            $25.76           $26.63        $30.13
   Low                                                                24.00             15.34            24.19         21.63



a/ If the Value Enhancement plan was treated as a stock split followed by a share repurchase, the shares would have been 2,136 for 2nd quarter 2000 and 2,041 for full year 2000.



  --------------------------------------
        Excludes SFAS 133 Effect,
       Visteon & One-Time Factors
     --------------------------------------


                               Ford Motor Company

                 AUTOMOTIVE GEOGRAPHIC AND COST OF SALES DETAIL
                 ----------------------------------------------

                             2001 Compared With 2000

--------------------------------
GEOGRAPHIC DATA                                      3rd Quarter                                   First Nine Months
--------------------------------     --------------------------------------------     ----------------------------------------------
                                                                       01 B/(W)                                          01 B/(W)
                                           2001           2000          Than 00            2001            2000           Than 00
                                     -------------- --------------  -------------     -------------- ---------------- --------------
PBT (Mils.)
-----------

U.S.                                      ($1,351)      $1,256         ($2,607)         ($2,259)           $6,059        ($8,318)
Canada/Mexico                                  55         (117)            172              374               395            (21)
                                     -------------- --------------  -------------     -------------- ---------------- --------------
   North America                          ($1,296)      $1,139         ($2,435)         ($1,885)           $6,454        ($8,339)

Europe                                        (30)        (344)            314              320              (128)           448
South America                                 (86)        (100)             14             (276)             (324)            48
Rest of World                                  80           (5)             85              123               100             23
                                     -------------- --------------  -------------     -------------- ---------------- --------------
   Worldwide                              ($1,332)        $690         ($2,022)         ($1,718)           $6,102        ($7,820)
                                     ============== ==============  =============     ============== ================ ==============

Net Income (Mils.)
------------------

U.S.                                        ($872)        $859         ($1,731)          ($1,462)          $4,038        ($5,500)
Canada/Mexico                                  23          (77)            100               224              254            (30)
                                     -------------- --------------  -------------    -------------- ---------------- ---------------
   North America                            ($849)        $782         ($1,631)          ($1,238)          $4,292        ($5,530)

Europe                                        (24)        (221)            197               205              (68)           273
South America                                 (56)         (64)              8             (179)             (209)            30
Rest of World                                  52            0              52                58              105            (47)
                                     -------------- --------------  -------------    -------------- ---------------- ---------------
   Worldwide                                ($877)        $497         ($1,374)          ($1,154)          $4,120        ($5,274)
                                     ============== ==============  =============    ============== ================ ===============

Sales (Mils.)
-------------

U.S.                                       $18,253     $21,824         ($3,571)           $62,921         $72,728        ($9,807)
Canada/Mexico                                1,516       1,561             (45)             4,769           5,544           (775)
                                     -------------- --------------  -------------    -------------- ---------------- ---------------
   North America                           $19,769     $23,385         ($3,616)           $67,690         $78,272       ($10,582)

Europe                                       6,705       6,612              93             23,469          21,342          2,127
South America                                  518         653            (135)             1,763           1,894           (131)
Rest of World                                1,562       1,932            (370)             4,834           4,615            219
                                     -------------- --------------  -------------    -------------- ---------------- ---------------
   Worldwide                               $28,554     $32,582         ($4,028)           $97,756        $106,123        ($8,367)
                                     ============== ==============  =============    ============== ================ ===============


--------------------------------
      COST OF SALES                                       3rd Quarter                                   First Nine Months
--------------------------------     --------------------------------------------    -----------------------------------------------
                                                                       01 B/(W)                                          01 B/(W)
                                          2001           2000          Than 00            2001            2000           Than 00
                                     -------------- --------------  -------------    -------------- ---------------- ---------------
                                         (Mils)         (Mils)          (Mils)           (Mils)          (Mils)           (Mils)

Total Costs and Expenses                   $29,649     $31,846         $2,197             $98,787        $100,084         $1,297
   Less:  Depreciation                         632         734            102               1,989           2,146            157
          Amortization                         482         574             92               1,832           1,776            (56)
          Selling and Admin.                 2,276       2,294             18               7,025           6,926            (99)
           Pension Benefit Exp.               (108)         74            182                (269)             87            356
                                     -------------- --------------  -------------    -------------- ---------------- ---------------

   Net Cost of Sales                       $26,367     $28,170         $1,803             $88,210          $89,149          $939
                                     ============== ==============  =============    ============== ================ ===============

   Memo: Gross Margin                         7.7%        13.5%          -5.9pts           9.8%            16.0%            -6.2pts




                               Ford Motor Company

                2001 NORTH AMERICAN PRODUCTION AND OVERSEAS SALES
                -------------------------------------------------

                                                                                            2001 Planned
                                                                                         ------------------
                                               First         Second        Third         Fourth        Full
                                               Quarter       Quarter       Quarter       Quarter       Year
                                               -------       -------       -------       -------       ----
                                                (000)         (000)         (000)         (000)        (000)

North American Production and Imports

Car                                              373           426           247             328       1,374

Truck                                            705           704           566             637       2,612
                                               -----         -----         -----           -----       -----
   North American Production                   1,078         1,130           813             965       3,986

Mexican Domestic Units                       Incl. Above  Incl. Above   Incl. Above    Incl. Above  Incl. Above

Imports (Volvo, Jaguar, Land Rover, Fiesta)       50            71            55              93         269
                                              ------        ------         -----           -----       -----

   Total North America (Incl. Imports)         1,128         1,201           868           1,058       4,255

Overseas Vehicle Unit Sales                      699           716           580             688       2,683
                                               -----         -----         -----           -----       -----
 Ford Worldwide                                1,827         1,917         1,448           1,746       6,938
                                               =====         =====         =====           =====       =====

Over/(Under) Prior
------------------

   North America
                  Units:
                  - Issue                                        0          (120)            (17)
                  - Quarter                       (9)           73          (333)            190
                  - Year                        (202)         (176)         (237)            (79)

                  Percentage:
                  - Issue                                        0%        (12)%             (2)%
                  - Quarter                      (1)%            6%        (28)%             22%
                  - Year                        (15)%         (13)%        (21)%            (7)%

   Overseas
                  Units:
                  - Issue                                        0            21              15
                  - Quarter                       72            17          (136)            108
                  - Year                         105            34            12              61

                  Percentage:
                  - Issue                                       0%          (3)%              2%
                  - Quarter                       11%           2%         (19)%             19%
                  - Year                          18%           5%            2%             10%

   Worldwide
                  Units:
                  - Issue                                        0          (141)             (2)
                  - Quarter                       63            90          (469)            298
                  - Year                         (97)         (142)         (225)            (18)

                  Percentage:
                  - Issue                                       0%           (9)%            (0)%
                  - Quarter                        4%           5%          (24)%            21%
                  - Year                         (5)%         (7)%          (13)%           (1)%

                                                              Investor Relations
                                                                        10/17/01